EXHIBIT 10.16

AMENDMENT NO. 1 TO PURCHASE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to that certain PURCHASE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made and entered into as of December 28, 2022 (“Effective Date”) by and among RIVERPARK ADVISORS, LLC, a Delaware limited liability company (“Seller”), CROSSINGBRIDGE ADVISORS, LLC, a Delaware limited liability company (“Buyer”), and COHANZICK MANAGEMENT, L.L.C., a Delaware limited liability company (“Cohanzick”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

Preliminary Statement

A.         Pursuant to Section 6 of the Agreement, Buyer has elected to transition the Fund to a new trust.

B.         As a result of such transition, additional time may be necessary to consummate the Closing, and each of the Parties is willing to extend the term of the Agreement to accommodate such timing.

NOW, THEREFORE, in consideration of the above Preliminary Statement, and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the Parties, each intending to be legally bound, agree as follows:

1.         Preliminary Statement. The Preliminary Statement set forth above is incorporated into and made a part of this Amendment. This Amendment supersedes and replaces all prior drafts or proposed or contemplated agreements pertaining to the matters provided for herein, all of which are null and void. Except as set forth herein, the Agreement shall remain in full force and effect.

2.         Amendment. Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“13.Termination. If the Closing does not occur prior to the Outside Date, this Agreement shall terminate and no longer be in effect, unless otherwise mutually agreed by the Parties in writing. Termination of this Agreement shall terminate all liabilities and obligations of the Parties hereunder. “Outside Date” shall mean May 15, 2023; provided that Buyer may extend the Outside Date by up to thirty (30) additional days if it determines in its reasonable discretion that additional time is required to consummate the Closing.”

3.         Representations. Each Party represents to the other Parties that this Amendment and its performance hereunder has been duly authorized by all requisite action on the part of such Party.

4.       Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and valid and effective for all purposes.

5.        Joint Work Product. This Amendment shall be deemed to have been jointly drafted by the Parties and in construing and interpreting this Amendment, no provision shall be construed and interpreted for or against a Party because such provision was purportedly prepared for or requested by such Party.

6.        Miscellaneous. This Amendment and any disputes arising under or in any way related to this Amendment or its subject matter shall be governed by the internal laws of the State of New York, without giving effect to conflicts-of-laws principles. All actions or proceedings under or in any way relating to this Amendment shall be within the venue of any state or federal court located in New York County having jurisdiction. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION HEREUNDER OR ARISING OUT OF OR IN ANY WAY RELATED TO THIS AMENDMENT.

IN WITNESS WHEREOF, Seller, Buyer and Cohanzick have executed and delivered this instrument as of the Effective Date.

COHANZICK MANAGEMENT, L.L.C.

By:_/s/ David K. Sherman________________________

Name: David K. Sherman

Title: Authorized Agent

CROSSINGBRIDGE ADVISORS, LLC

By:_/s/ David K. Sherman________________________

Name: David K. Sherman

Title: Authorized Agent

RIVERPARK ADVISORS, LLC

By:_/s/ Morty Schaja_____________________________

Name: Morty Schaja

Title: Authorized Signatory

Acknowledged:

RIVERPARK FUNDS TRUST

By: _/s/ Morty Schaja______________________

Name: Morty Schaja

Title: Authorized Signatory